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Weyerhaeuser Company and Subsidiaries

EXHIBIT 12(b) - COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

         WEYERHAEUSER COMPANY WITH ITS WEYERHAEUSER REAL ESTATE COMPANY
                         AND OTHER RELATED SUBSIDIARIES
       ACCOUNTED FOR ON THE EQUITY METHOD, BUT EXCLUDING THE UNDISTRIBUTED
                         EARNINGS OF THOSE SUBSIDIARIES
               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                          (Dollar amounts in thousands)


                                                            Thirteen
                                                           weeks ended
                                                            March 30,
                                                              2003            2002        2001        2000        1999       1998
                                                           -----------     ----------  ----------  ----------  ----------  --------
Available earnings:
    Earnings before interest expense, amortization of
      debt expense, income taxes and cumulative effect
      of a change in an accounting principle               $138,512         1,141,706     854,436   1,658,343   1,232,822   719,026
    Add interest portion of rental expense                   13,490            50,748      42,694      39,102      24,973    21,836
                                                           -----------     ----------  ----------  ----------  ----------  --------
                                                            152,002         1,192,454     897,130   1,697,445   1,257,795   740,862
                                                                           ----------  ----------  ----------  ----------  --------

    Deduct undistributed earnings of equity affiliates       (1,508)           (4,517)    (29,781)    (24,021)    (20,456)  (29,893)
                                                           -----------     ----------  ----------  ----------  ----------  --------

    Deduct undistributed earnings before income taxes of Weyerhaeuser Real Estate Company and other related subsidiaries:

        Deduct pretax earnings                              (95,390)         (335,911)   (264,648)   (259,449)   (189,885) (124,422)
        Add back dividends paid to Weyerhaeuser Company          --           170,000      30,000          --     100,000   190,000
                                                           -----------     ----------  ----------  ----------  ----------  --------

        Undistributed earnings                              (95,390)         (165,911)   (234,648)   (259,449)    (89,885)   65,578
                                                           -----------     ----------  ----------  ----------  ----------  --------

    Available earnings before cumulative effect of a
      change in an accounting principle                    $ 55,104         1,022,026     632,701   1,413,975   1,147,454   776,547
                                                           ===========     ==========  ==========  ==========  ==========  ========
Fixed charges:
    Interest expense incurred                              $205,133           797,071     353,365     352,341     274,599   260,014
    Amortization of debt expense                              3,262            24,124       4,642       3,331       3,957     3,595
    Interest portion of rental expense                       13,490            50,748      42,694      39,102      24,973    21,836
                                                           -----------     ----------  ----------  ----------  ----------  --------
    Total fixed charges                                    $221,885           871,943     400,701     394,774     303,529   285,445
                                                           ===========     ==========  ==========  ==========  ==========  ========
Ratio of earnings to fixed charges                             0.25x(2)        1.17 x      1.58 x      3.58 x      3.78 x    2.72 x

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(2)  Fixed charges exceeded earnings of Weyerhaeuser Company with its
     Weyerhaeuser Real Estate Company and other related subsidiaries accounted for on the equity method, but excluding the undistributed earnings of those subsidiaries by approximately $167 million for the thirteen weeks ended March 30, 2003.